SUB-INVESTMENT ADVISORY AGREEMENT BETWEEN
ASTON ASSET MANAGEMENT, LP AND
TAMRO CAPITAL PARTNERS LLC
       SUB-INVESTMENT ADVISORY AGREEMENT (the "Agreement") made
this 30th day of May, 2014 by
and between ASTON ASSET MANAGEMENT, LLC (hereinafter referred to as the "Investment Adviser") and
TAMRO CAPITAL PARTNERS, LLC (hereinafter referred to as the "Subadviser"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together
shall constitute but one instrument.
W I T N E S S E T H:
       WHEREAS, the Investment Adviser has been retained by
Aston Funds, a Delaware statutory trust (the
"Trust"), a registered management investment company under the Investment Company Act of 1940, as amended
(the "1940 Act") to provide investment advisory services to the
Trust with respect to certain series of the Trust set
forth in Schedule A hereto as may be amended from time to time (hereinafter referred to as a "Fund" and collectively, the "Funds" of the Trust);
       WHEREAS, the Investment Adviser wishes to enter into a contract with the Subadviser to provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make
investment commitments with respect to such portion of the
Funds' assets as shall be allocated to the Subadviser by
the Investment Adviser from time to time (the "Allocated
Assets"), subject to oversight by the Trustees of the Trust
and the supervision of the Investment Adviser.
       NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:
       1.	In accordance with the Investment Advisory Agreement
between the Trust and the Investment
Adviser ("Investment Advisory Agreement") with respect to the
Funds, the Investment Adviser hereby appoints the
Subadviser to act as subadviser with respect to the Allocated
Assets for the period and on the terms set forth in this
Agreement. The Subadviser accepts such appointment and agrees to render the services set forth herein, for the compensation provided herein.
       2.	As compensation for the services enumerated herein,
the Investment Adviser will pay the
Subadviser a fee with respect to the Allocated Assets, which shall be calculated and payable monthly in arrears
based on the average daily net assets of the Fund as set forth in Schedule B hereto.
	For the purposes of this Agreement, a Fund's "net assets" shall be determined as provided in the Fund's then-current Prospectus (as used herein this term includes the related Statement of Additional Information).
       If this Agreement shall become effective subsequent to
the first day of a month, or shall terminate before
the last day of a month, the Subadviser's compensation for such fraction of the month shall be prorated based on the number of calendar days of such month during which the Agreement is effective.
       3.	This Agreement shall become effective with respect to
a Fund as of the date set forth opposite the
Fund's name as set forth on Schedule A hereto (the "Effective
Date"), provided that it has been approved by the
Trustees of the Trust in accordance with the provisions of the
1940 Act and the rules thereunder and, if so required
by the 1940 Act and the rules thereunder, by the shareholders of the Fund in accordance with the requirements of the
1940 Act and the rules thereunder.
       4.	This Agreement shall continue in effect for the
initial term set forth in Schedule A.  It shall be
renewed automatically thereafter with respect to a Fund by the Investment Adviser and the Subadviser for
successive periods not exceeding one year, if and only if such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities
of the Fund as prescribed by the 1940 Act and provided further that such continuance is approved at least annually
thereafter by a vote of a majority of the Trust's Trustees, who are not parties to such Agreement or interested
persons of such a party, cast in person at a meeting called for the purpose of voting on such approval.  This
Agreement will terminate with respect to a Fund without the
payment of any penalty upon termination of the
Investment Advisory Agreement relating to a Fund by either party thereto (accompanied by simultaneous notice to the Subadviser) or upon sixty days' written notice to the
Subadviser that the Trustees of the Trust, the Investment
Adviser or the shareholders by vote of a majority of the
outstanding voting securities of the Fund, as provided by the
1940 Act, have terminated this Agreement.  This Agreement may also be terminated by the Subadviser with respect
to a Fund without penalty upon sixty days' written notice to the Investment Adviser and the Trust.
       This Agreement shall terminate automatically with respect
to a Fund in the event of its assignment or, upon
notice thereof to the Subadviser, the assignment of the
Investment Advisory Agreement, unless its continuation
thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund if so required by the
1940 Act (in each case as the term "assignment" is defined in
Section 2(a)(4) of the 1940 Act, subject to such
exemptions as may be granted by the Securities and Exchange Commission ("SEC") by any rule, regulation, order or interpretive guidance).
       5.	Subject to the oversight of the Board of Trustees of
the Trust and the Investment Adviser, the
Subadviser will provide an investment program for the Allocated Assets, including investment research and management with respect to securities and investments, including cash and cash equivalents, and will determine
from time to time what securities and other investments will be purchased, retained or sold. The Subadviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and
restrictions as stated in the Prospectus, as provided to the Subadviser by the Investment Adviser. The Subadviser
further agrees that, in all matters relating to the performance of this Agreement, it:
              (a)	shall act in conformity with the Trust's
Declaration of Trust, By-Laws and currently
effective registration statements under the 1940 Act and the Securities Act of 1933 and any amendments or supplements thereto (the "Registration Statements") and with the written policies, procedures and guidelines of each
Fund, and written instructions and directions of the Trustees of the Trust and shall comply with the requirements of
the 1940 Act and the Investment Advisers Act of 1940 and the
rules thereunder, and all other applicable federal and
state laws and regulations.  The Trust agrees to provide
Subadviser with copies of the Trust's Declaration of Trust,
By-Laws, Registration Statements, written policies, procedures and guidelines, and written instructions and
directions of the Trustees, and any amendments or supplements to any of them at, or, if practicable, before the time
such materials, instructions or directives become effective;
              (b)	will pay expenses incurred by it in
connection with its activities under this Agreement
other than the cost of securities and other investments
(including brokerage commissions and other transaction
changes, if any) purchased for each Fund, provided that the Subadviser will not pay for or provide a credit with respect to any research provided to it in accordance with
Section 5(c);
              (c)	will place orders pursuant to its investment
determinations for the Allocated Assets either
directly with any broker or dealer, or with the issuer.  In
placing orders with brokers or dealers, the Subadviser will
attempt to obtain the best overall price and the most favorable execution of its orders. Subject to policies established by the Trustees of the Trust and communicated to the Subadviser, it is understood that the Subadviser will not be
deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of a Fund, or be in
breach of any obligation owing to the Investment Adviser or the
Trust or in respect of a Fund under this Agreement,
or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a
dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission
another member of an exchange, broker or dealer would have
charged if the Subadviser determines in good faith that
the commission paid was reasonable in relation to the brokerage or research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934 and
interpretive guidance issued by the SEC thereunder)
provided by such member, broker or dealer, viewed in terms of that particular transaction or the Subadviser's overall responsibilities with respect to the accounts, including the
Fund, as to which it exercises investment discretion;
              (d)	will review the daily valuation of
securities comprising the Allocated Assets of each
Fund as obtained on a daily basis by the Fund's administrator and furnished by it to Subadviser, and will promptly
notify the Trust and the Investment Adviser if the Subadviser believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Subadviser is not required by this sub-paragraph to obtain valuations of any such
securities from brokers or dealers or otherwise, or to
otherwise independently verify valuations of any such
securities;
              (e)	unless otherwise instructed, will be
responsible for voting all proxies of the Allocated
Assets in accordance with the Proxy Voting Policies and
Guidelines of Subadviser (the "Proxy Policy"), provided
that such Proxy Policy and any amendments thereto are furnished to the Trust;
              (f)	will attend regular business and investment-
related meetings with the Trust's Board of
Trustees and the Investment Adviser if requested to do so by the Trust and/or the Investment Adviser, and at its
expense, shall supply the Board, the officers of the Trust, and the Investment Adviser with all information and
reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by
the Subadviser hereunder; and
              (g)	will maintain books and records with respect
to the securities transactions for the
Allocated Assets of each Fund and proxy voting record for the Allocated Assets of the Fund, furnish to the
Investment Adviser and the Trust's Board of Trustees such
periodic and special reports as they may request with
respect to the Fund, and provide in advance to the Investment
Adviser all of the Subadviser's reports to the Trust's
Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.
       6.	The Investment Adviser or its affiliates may, from
time to time, engage other subadvisers to advise
other series of the Trust (or portions thereof) or other
registered investment companies (or series or portions thereof)
that may be deemed to be under common control (each a "Sub-
Advised Fund").  The Subadviser agrees that it will
not consult with any other unaffiliated subadviser engaged by the Investment Adviser or its affiliates with respect to
transactions in securities or other assets concerning a Fund or another Sub-Advised Fund, except to the extent permitted by the rules under the 1940 Act that permit certain transactions with a subadviser or its affiliates.
       7.	Subadviser agrees with respect to the services
provided to each Fund that it:
              (a)	will promptly communicate to the Investment
Adviser such information relating to Fund
transactions as the officers and Trustees of the Trust may
reasonably request and as communicated to the
Subadviser; and
              (b)	will treat confidentially and as proprietary
information of the Trust all records and other
information relative to each Fund and its prior, present or
potential shareholders, and will not use such records and
information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Subadviser is
advised by counsel that the Subadviser may be exposed to civil or criminal contempt or other proceedings for failure
to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the
Trust).
       8.	In compliance with the requirements of Rule 31a-3
under the 1940 Act, Subadviser acknowledges
that all records which it maintains for the Trust are the
property of the Trust and agrees to surrender promptly to the
Trust any of such records upon the Trust's request, provided, that Subadviser may retain copies thereof at its own
expense. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940
Act relating to transactions placed by Subadviser
for the Fund. Subadviser further agrees to maintain each Fund's proxy voting record with respect to the Allocated
Assets in a form mutually agreeable between the parties and
which contains the information required by Form N-PX
under the 1940 Act.
       9.	It is expressly understood and agreed that the
services to be rendered by the Subadviser to the
Investment Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Subadviser
shall be free to provide similar or different services to others so long as its ability to provide the services provided
for in this Agreement shall not be materially impaired thereby.
In addition, but without limiting any separate
agreement between the Subadviser and the Investment Adviser to the contrary, nothing in this Agreement shall limit
or restrict the right of any director, officer, or employee of the Subadviser who may also be a Trustee, officer, or
employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the
management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
       10.	The Investment Adviser agrees that it will
furnish currently to the Subadviser all information with
reference to each Fund and the Trust that is reasonably
necessary to permit the Subadviser to carry out its
responsibilities under this Agreement, and the parties agree that they will from time to time consult and make
appropriate arrangements as to specific information that is
required under this paragraph and the frequency and
manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Subadviser procedures consistent with the Trust's contract with each Fund's custodian from time to time
(the "Custodian"), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for each
Fund by payment to or delivery by the Custodian of all cash
and/or securities or other investments due to or from the
Fund, and Subadviser shall not have possession or custody
thereof or any responsibility or liability with respect to
such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.
       11.	The Subadviser and its directors, officers,
stockholders, employees and agents shall not be liable
for any error of judgment or mistake of law or for any loss
suffered by the Investment Adviser or the Trust in
connection with any matters to which this Agreement relates or for any other act or omission in the performance by
the Subadviser of its duties under this Agreement except that nothing herein contained shall be construed to protect
the Subadviser against any liability by reason of the
Subadviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.
       12.	If any provision of this Agreement shall be held
or made invalid by a court decision, statute, rule
or otherwise, the remainder of the Agreement shall not be
affected thereby.  Except to the extent governed by federal
law including the 1940 Act, this Agreement shall be governed by, and construed in accordance with, the laws of the
State of Delaware, without applying the principles of conflicts of law thereunder.
       13.	No provision of this Agreement may be changed,
discharged or terminated orally, but only by an
instrument in writing signed by the party against which
enforcement of the change, discharge or termination is
sought. No amendment of this Agreement shall be effective with respect to the Trust until approved as required by applicable law.
       14.	Any notice to be given hereunder may be given by
personal notification or by facsimile
transmission, to the party specified at the address stated
below:
       To the Investment Adviser at:
Aston Asset Management, LLC
120 North LaSalle Street, 25th Floor
Chicago, Illinois 60602
Attn:  Chief Executive Officer
Facsimile:  (312) 268-1380
       To the Subadviser at:
TAMRO Capital Partners LLC
1701 Duke Street, Suite 250
Alexandria, Virginia 22314
Attn:  President
Facsimile:  (703) 745-1600
       To a Fund or the Trust at:
Aston Funds
120 North LaSalle Street, 25th Floor
Chicago, Illinois 60602
Attn:  President
Facsimile:  (312) 268-1380
or addressed as such party may from time to time designate by notice to other parties in accordance herewith.
       15.	The Subadviser agrees that for any claim by it
against a Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of a Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

[The Remainder of Page Intentionally Left Blank]
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ASTON ASSET MANAGEMENT, LLC
By:	/s/ Stuart D. Bilton
Name: Stuart D. Bilton
Title:   Chief Executive Officer

TAMRO CAPITAL PARTNERS LLC
By:	/s/ Kathleen Neumann
Name: Kathleen Neumann
Title:   President



SCHEDULE A

Fund                 Effective Date                 Initial Term


ASTON/TAMRO Diversified Equity Fund
                   May 30, 2014               December 31, 2015

ASTON/TAMRO Small Cap Fund
                   May 30, 2014              December 31, 2015


SCHEDULE B

Fund                 Subadvisory                  Fee Schedule

Aston/TAMRO Diversified Equity Fund
An amount equal to fifty percent (50%) of the advisory fee payable to the
Investment Adviser with respect to the Allocated Assets of the Fund (before deduction of the fee payable to Subadviser).

Aston/TAMRO Small Cap Fund
An amount equal to the positive difference, if any, of (x) 50% of the advisory fee payable to the Investment Adviser with respect to the Allocated Assets of the Fund (before deduction of the fee payable to the Subadviser) minus (y) the sum of: (i) 50% of any investment advisory fees waived by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, (ii) 50% of any reimbursement of expenses by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, and (iii) the Specified Percentage (as defined below) of any payments made by the Investment Adviser to third parties that provide distribution, shareholder services or similar services on behalf of the Fund; provided that such fee shall equal 50% of the advisory fee payable to the Investment Adviser with respect to the Allocated Assets if average monthly net assets exceed $625 million. If the foregoing calculation results in a negative amount, such amount shall be payable by the Subadviser within 30 days of receipt of notice from the Investment Adviser, which notice shall include the basis for the calculation. The Specified Percentage means the rate set forth in the table below, which percentage shall be determined monthly based on average monthly net assets of the Fund. If average monthly net assets exceed a Trigger Level, the Sub-adviser is responsible for the Specified Percentage for that level for as long as the Fund's average monthly net assets remain in the corresponding Asset Range. If the Fund's average monthly net assets fall below the Asset Range corresponding to a Trigger Level, then the Specified Percentage shall be the rate corresponding to the new Asset Range, and such Specified Percentage would decrease only if the applicable higher Trigger Level is reached.

Trigger Level (Average Monthly Net Assets)
Asset Range (Average Monthly Net Assets)
Specified Percentage

$0
Less than $500 million
50%



$525 million
$500 million to $550 million
40%



$575 million
$550 million to $600 million
25%



$625 million
$600 million and higher
None